As filed with the Securities and Exchange Commission on July 30, 2010

Registration number 333-167312

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BLUGRASS ENERGY INC.

Nevada	1311	20-4952339
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

730-1015-4th Street SW Calgary, AB, (Zip Code) T2R 1J4
(Address of principal executive offices)
Small business issuer’s telephone number, including area code: (403) 830-7566

2010 Stock Option Plan of Blugrass Energy Inc.

 (Full title of the plan)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

McDonald, Tuskey

1210-777 Hornby Street

Vancouver BC, V6Z 1S4

604-689-1022

604-681-4760

 Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, or a non–accelerated filer. See definition of “accelerated filer large accelerated filer” and “Smaller reporting company” in Rule 12b–2 of the Exchange Act. (Check one):

Large accelerated filer  ☐                    Accelerated filer  ☐                    Non–Accelerated filer  ☐   Smaller reporting company ☒

  EXPLANATORY NOTE

This Post-Effective Amendment (this “Post-Effective Amendment”) constitutes Post-Effective Amendment No. 1 to the Registration Statement on Form S-8, Registration No., filed on with the Securities and Exchange Commission. This Post-Effective Amendment is being filed solely to include information relating to the resale of control securities acquired by the named selling shareholder listed under the “Selling Shareholder” section of the prospectus. The selling shareholders have acquired the securities pursuant to the 2010 Stock Option Plan of Blugrass Energy Inc.  The reoffer prospectus contained herein has been prepared in accordance with the requirements of Part I of Form S-3 and, pursuant to General Instruction C of Form S-8, may be used for reoffers or resales of the shares that have been or will be acquired by the selling shareholder.

The inclusion of the individuals listed under the “Selling Shareholders” section of the prospectus does not constitute a commitment to sell any or all of the stated number of shares of common stock. The number of shares offered shall be determined from time to time by the selling shareholders at their sole discretion and such individuals are listed as a selling shareholder solely to register the shares that they have received or will receive under the tock Option Plan of Blugrass Energy Inc.

Part I

SECTION 10(a) PROSPECTUS

This prospectus covers the offer and resale of up to 4,900,000 common shares, par value $0.001 per share, of Blugrass Energy Inc., a Nevada corporation, of the 9,000,000 common shares previously registered on Form S-8, which may be offered and sold from time to time by certain officers and directors of the Company who have acquired shares pursuant to the 2010 Stock Option Plan of Blugrass Energy Inc. (the “Plan”).

The common shares may be sold from time to time by the selling shareholders or by their pledgees, donees, transferees or other successors in interest. Such sales may be made on the Over-the-Counter Bulletin Board (the “OTCBB”) or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. We will not receive any of the proceeds from the sale of these common shares (except pursuant to an exercise of options to purchase common shares under the Plan), although we have paid the expenses of preparing this prospectus and the related registration statement.

The closing sales price of our common shares on July 28, 2010 as reported by the OTCBB was $0.08.

You should read this prospectus carefully before you invest. Investing in the common shares offered hereby involves significant risks. For more information, please see the section of this prospectus titled “Risk Factors,” beginning on page 10.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

TABLE OF CONTENTS

Prospectus Summary	5
Forward Looking Statements	25
Risk Factors	25
Use of Proceeds	30
Selling Shareholders	31
Plan of Distribution	32
Where You Can Find More Information	32
Experts	33
Legal Matters	33
Information Incorporated By Reference	33

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. THE INFORMATION CONTAINED IN THIS PROSPECTUS, AS WELL AS ANY INFORMATION INCORPORATED BY REFERENCE, IS CURRENT ONLY AS OF THE DATE OF THIS PROSPECTUS OR THE DATE OF THE DOCUMENT INCORPORATED BY REFERENCE, AS APPLICABLE. THE COMPANY’S BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS MAY HAVE CHANGED SINCE THAT DATE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

PROSPECTUS SUMMARY

The following is only a summary of some of the information contained or incorporated by reference in this prospectus that we believe to be important. We have selected highlights of material aspects of our business to be included in this summary. We urge you to read this entire prospectus, including the information incorporated by reference in this prospectus. Investing in our common shares involves risks. You should carefully consider the information below referenced under the heading “Risk Factors,” in this prospectus and under that heading in our reports filed with the SEC from time to time.

In this prospectus, “Company,” “our company,” “us,” and “our” refer to Blugrass Energy Inc. (formerly Coastal Media Inc..), unless the context requires otherwise.

Company Overview

Blugrass Energy Inc. (Coastal Media Inc.) was incorporated in the State of Nevada on May 24, 2006. Our fiscal year-end is June 30. On October 1, 2008 we effected a name change from “Coastal Media Inc.” to “Blugrass Energy Inc.”. We are an exploration stage company engaged in the search for oil and natural gas.  We have an interest in properties located in Eddy County, New Mexico. None of the properties in which we hold an interest has known reserves as there is not a current reserve report of any kind at this time.  As such, the work programs currently ongoing and planned by us would be considered exploratory in nature.

We have not had any bankruptcy, receivership or similar proceeding since incorporation.

Business Development

UNTIL WE CAN VALIDATE OTHERWISE, THE PROPERTIES OUTLINED BELOW HAVE NO KNOWN OIL AND GAS RESERVES OF ANY KIND AND WE HAVE ONGOING AND ARE PLANNING PROGRAMS THAT SHOULD BE CONSIDERED AS EXPLORATORY IN NATURE.

Current work on the Cave Pool Unit to date includes, twenty one (21) oil wells have undergone pressure testing to ensure both casing and tubing integrity testing on these leases. This will determine what wells Blugrass will decide to re-work first due to the expectation of lower costs initially such as not paying for additional tubing and rods, as well as bypass any costs associated with repairing any wells with potential casing leaks.

Additionally, environmental remediation has begun on these leases to remediate approximately 12 wells that the New Mexico State Oil Conservation Division deemed to be out of compliance. This remediation is expected to be completed within approximately 2-3 weeks whereby potentially satisfying all state requirements. The majority of the out of compliance wells are typically associated with stripper wells that were drilled decades previously that have had either exhibited minor oil leaks from flow lines or from a leak via the actual wellhead itself during a routine pump repair or work-over. Further minor oil spills may occur from leaking stuffing boxes that can accumulate significant asphaltines around the wellhead over decades of production which could also potentially harm the environment.

Competitive Conditions

The oil and gas exploration industry is competitive in all phases of exploration, development and production. We compete with a number of other entities and individuals in the search for, and acquisition of, attractive oil and gas properties. As a result of this competition, the majority of which is with companies with greater financial resources than us, we may not in the future be able to acquire attractive properties on terms it considers acceptable.  Furthermore, we compete with other resource companies, many of whom have greater financial resources and/or more advanced properties that are better able to attract equity investments and other capital.  Factors beyond our control may affect the marketability of oil and gas produced or discovered by us.

Property Description and Location

The Cave Pool Unit located in Eddy County, New Mexico, comprising approximately 2,800 acres previously held by Robinhood L.L.C., (Marks and Garner Productions). Additionally, Blugrass Energy Inc. has received all operating rights with respect to the oil and gas leases owned by Robinhood L.L.C. (Marks and Garner Productions). This includes, all equipment used to produce and sell crude oil and natural gas on the acreage owned by Robinhood L.L.C. (Marks and Garner Productions).

The Cave Pool Unit is located within the Artesia Vacuum Trend, more specifically, within the Grayburg Jackson Pool.  The Artesia Vacuum Trend currently contains thirteen reservoirs.   Depths to the top of reservoirs range from 1,290 to 4,700 ft.  This is a mature Area, especially within the productive San Andres Carbonates.  Recent development of lower permeability Grayburg sandstones in the Grayburg Jackson reservoir during the mid-1990’s has been successful to the point of reversing production decline, and is a major focus of current and future development in the area.

Blugrass owns a 100% working interest, in 32 wells. It is estimated that there are over 100 possible new drilling targets based on 20 acre spacing.  Management has identified 10 wells that are currently shut-in that will be  reworked with the goal of returning these wells back to producing status, and upon the successful completion of reworking these 10 wells back into production..  Water disposal is currently handled via the Cave Pool Units injection well which decreases water hauling costs thus making the Cave Pool Unit, potentially more economically attractive.

Agreements

On October 12, 2009 Blugrass closed the acquisition of the Robinhood L.L.C.,(Marks and Garner Productions) properties and corporate assets, located in and around the Cave Pool Unit in Eddy County, New Mexico.

Blugrass Energy Inc. purchased a 100% working interest and other rights associated with the acreage in and around the Cave Pool Unit located in Eddy County, New Mexico, comprising approximately 2,800 acres held by Robinhood L.L.C., (Marks and Garner Productions). Additionally, Blugrass Energy Inc. will receive all operating rights with respect to the oil and gas leases owned by Robinhood L.L.C. (Marks and Garner Productions). This includes, all equipment used to produce and sell crude oil and natural gas on the acreage owned by Robinhood L.L.C.(Marks and Garner Productions).

 On October 28, 2009 entered into an agreement with Doral West Corp (“Doral”), And was assigned a  40% Working Interest in the Cave Pool Unit located in Eddy County New Mexico, with Blugrass retaining a 60% working interest in the assets.

Additionally, Doral has granted Blugrass access to proprietary geological and engineering data on Doral’s adjacent oil and gas leases from which Doral has expended substantial time and capital. Doral will be responsible for preparing all geological and engineering data necessary in order to prepare a 3rd party engineering evaluation report by Russell K. Hall and Associates of Midland Texas.  Doral will be responsible for 100% of the costs of the 3rd party engineering report. Doral will be responsible for 100% of the preparation and land work associated with receiving full legal title opinions on the Assets.  Doral is fully aware that Blugrass has recently acquired these rights from Robin Hood LLC.  Doral will assume operations from Blugras and be the operator on the Cave Pool Unit.  The Joint Operating Agreement outlines per well operating charges, that will be at the cost of Doral and Doral will not pass along supervision charges to Blugrass. Doral will insure that all appropriate insurance and bonds will be in place complying with both State and Federal regulations.  Additionally, Doral represents that they are currently a registered oil and gas operator within the State of New Mexico and in Good Standing with New Mexico’s oil and gas regulatory agency.

Blugrass will advance $200,000.00 USD for start up costs to rework and repair the assets in question.  Doral will not be responsible for their proportionate 40% share of these initial start up costs. Blugrass will extend to Doral “Preferential Rights to Purchase” Blugrass’ 60% working interest in the Assets for a period of 24 months.  Doral can purchase this 60% interest at a cost of either $2,000,000.00 USD or $40,000.00 USD per producing net barrel but no less than $2,000,000.00 USD assuming net production would be less than or equal to 49.9 BOEPD.

On March 4, 2010 the Agreement of October 12, 2009 between Blugrass and Robinhood LLC was amended to reflect a change in the purchase price from the original price of $500,000 to $300,000 of which $100,000 has been paid, plus 200,000 shares of Blugrass Energy and $100,000 paid in trust for environmental remediation. The remaining $200,000 and 200,000 shares will be paid upon approval by the State of New Mexico upon satisfactory completion of environmental remediation.

Current Programs

Current work on the Cave Pool Unit to date includes, twenty one (21) oil wells have undergone pressure testing to ensure both casing and tubing integrity testing on these leases. This will determine what wells Blugrass will decide to re-work first due to the expectation of lower costs initially such as not paying for additional tubing and rods, as well as bypass any costs associated with repairing any wells with potential casing leaks.

Additionally, environmental remediation has begun on these leases to remediate approximately 12 wells that the New Mexico State Oil Conservation Division deemed to be out of compliance. This remediation is expected to be completed within approximately 2-3 weeks whereby potentially satisfying all state requirements. The majority of the out of compliance wells are typically associated with stripper wells that were drilled decades previously that have had either exhibited minor oil leaks from flow lines or from a leak via the actual wellhead itself during a routine pump repair or work-over. Further minor oil spills may occur from leaking stuffing boxes that can accumulate significant asphaltines around the wellhead over decades of production which could also potentially harm the environment.

Other Expenses

Management anticipates spending approximately $50,000 in ongoing general and administrative expenses per quarter for the next twelve months.  These general and administrative expenses will consist primarily of professional fees for the accounting, audit and legal work relating to our regulatory filings throughout the year, as well as transfer agent fees and general office expenses. However, the overall general and administration expenses will vary in direct proportion with the level of activity relating to future acquisitions and exploration programs.

Cautionary Note

Based on the nature of our business, we anticipate incurring operating losses in the foreseeable future. We base this expectation, in part, on the fact that very few oil and gas properties in the exploration stage ultimately develop into producing, profitable operations. Our future financial results are also uncertain due to a number of factors, some of which are outside our control. These factors include, but are not limited to:

- our ability to raise additional funding;

- the market price for oil

- the market price for natural gas;

- the results of our proposed exploration programs on our oil and gas properties; and

- our ability to find joint venture partners for the development of our property interests.

If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our company. In the event we are not successful in raising additional financing, we anticipate that we will not be able to proceed with our business plan. In such a case, we may decide to discontinue our current business plan and seek other business opportunities in the resource sector. Any business opportunity would require our management to perform diligence on possible acquisition of additional oil and gas properties. Such due diligence would likely include purchase investigation costs such as professional fees by consulting geologists, preparation of geological reports on the properties, conducting title searches and travel costs for site visits. It is anticipated that such costs will not be sufficient to acquire any resource property and additional funds will be required to close any possible acquisition.

During this period, we will need to maintain our periodic filings with the appropriate regulatory authorities and will incur legal and accounting costs. In the event no other such opportunities are available and we cannot raise additional capital to sustain operations, we may be forced to discontinue business. We do not have any specific alternative business opportunities in mind and have not planned for any such contingency.

Due to our lack of operating history and present inability to generate revenues, our auditors have stated their opinion that there currently exists substantial doubt about our ability to continue as a going concern.

Principal executive offices

Our principal executive offices are located at 730-1015-4th Street SW Calgary, AB, T2R 1J4

Our telephone number is (403) 830-7566

OFFERING SUMMARY

Securities being offered by the selling shareholders	4,900,000

Use of Proceeds	We will not receive any proceeds from the sale of any common shares offered hereunder.

Trading	Our Common Stock is listed on the OTCBB under the symbol “BLUG”.

Risk Factors

There are risks associated with an investment in the common shares offered by this prospectus. You should carefully consider the risk factors described under “Risk Factors” in this prospectus before making a decision to invest.

FORWARD LOOKING STATEMENTS

Some of the statements set forth in this prospectus are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by forward-looking statements. Such factors include, among other things, those referred to under “Risk Factors” and elsewhere in this prospectus.

In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “proposed,” “intended,” or “continue” or the negative of these terms or other comparable terminology. You should read statements that contain these words carefully, because they discuss our expectations about our future operating results or our future financial condition or state other “forward-looking” information. There may be events in the future that we are not able to accurately predict or control. Before you invest in our securities, you should be aware that the occurrence of any of the events described in these risk factors and elsewhere in this prospectus could substantially harm our business, results of operations and financial condition, and that upon the occurrence of any of these events, the trading price of our securities could decline and you could lose all or part of your investment. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, growth rates, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

RISK FACTORS

The report of our independent registered public accounting firm contains explanatory language that substantial doubt exists about our ability to continue as a going concern.

The independent auditor’s report on our financial statements contains explanatory language that substantial doubt exists about our ability to continue as a going concern.

Due to our lack of operating history and present inability to generate revenues, we have sustained operating losses since our inception.  Since our inception to March 31, 2010, we had accumulated net losses of $1,099,187.

If we are unable to obtain sufficient financing in the near term or achieve profitability, then we would, in all likelihood, experience severe liquidity problems and may have to curtail our operations. If we curtail our operations, we may be placed into bankruptcy or undergo liquidation, the result of which will adversely affect the value of our common shares.

Our common shares have been subject to penny stock regulation.

Our common shares have been subject to the provisions of Section 15(g) and Rule 15g-9 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), commonly referred to as the “penny stock” rule. Section 15(g) sets forth certain requirements for transactions in penny stocks and Rule 15g-9(d)(1) incorporates the definition of penny stock as that used in Rule 3a51-1 of the Exchange Act. The Commission generally defines penny stock to be any equity security that has a market price less than US$5.00 per share, subject to certain exceptions. Rule 3a51-1 provides that any equity security is considered to be penny stock unless that security is: registered and traded on a national securities exchange meeting specified criteria set by the Commission; issued by a registered investment company; excluded from the definition on the basis of price (at least US$5.00 per share) or the registrant’s net tangible assets; or exempted from the definition by the Commission. If our common shares are deemed to be “penny stock”, trading in common shares will be subject to additional sales practice requirements on broker/dealers who sell penny stock to persons other than established customers and accredited investors.

Financial Industry Regulatory Authority, Inc. (“FINRA”) sales practice requirements may also limit a shareholder’s ability to buy and sell our common shares.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.

Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common shares, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

We may not have access to sufficient capital to pursue our business and therefore would be unable to achieve our planned future growth.

We intend to pursue a growth strategy that includes development of our company’s business plan. Currently we have limited capital which is insufficient to pursue our plans for development and growth. Our ability to implement our exploration plans will depend primarily on our ability to obtain additional private or public equity or debt financing.  Such financing may not be available at all, or we may be unable to locate and secure additional capital on terms and conditions that are acceptable to us.  Financing exploration plans through equity financing may have a dilutive effect on our common shares.  Our failure to obtain additional capital will have a material adverse effect on our business.

We do not intend to pay dividends.

We do not anticipate paying cash dividends on our common shares in the foreseeable future. We may not have sufficient funds to legally pay dividends. Even if funds are legally available to pay dividends, we may nevertheless decide in our sole discretion not to pay dividends. The declaration, payment and amount of any future dividends will be made at the discretion of our board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors our board of directors may consider relevant. There is no assurance that we will pay any dividends in the future, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

Because we are quoted on the OTCBB instead of a national securities exchange in the United States, our U.S. investors may have more difficulty selling their stock or experience negative volatility on the market price of our stock in the United States.

Our common shares are currently listed for trading in the United States, our common shares are currently quoted on the OTCBB. The OTCBB is often highly illiquid, in part because it does not have a national quotation system by which potential investors can follow the market price of shares except through information received and generated by a limited number of broker-dealers that make markets in particular stocks. There is a greater chance of volatility for securities that trade on the OTCBB as compared to a national securities exchange in the United States, such as the New York Stock Exchange, the NASDAQ Stock Market or the NYSE Amex. This volatility may be caused by a variety of factors, including the lack of readily available price quotations, the absence of consistent administrative supervision of bid and ask quotations, lower trading volume, and market conditions. U.S. investors in our common shares may experience high fluctuations in the market price and volume of the trading market for our securities. These fluctuations, when they occur, have a negative effect on the market price for our common shares. Accordingly, our U.S. shareholders may not be able to realize a fair price from their shares when they determine to sell them or may have to hold them for a substantial period of time until the market for our common shares improves.

As a public company we are subject to complex legal and accounting requirements that will require us to incur significant expenses and will expose us to risk of non-compliance.

As a public company, we are subject to numerous legal and accounting requirements that do not apply to private companies. The cost of compliance with many of these requirements is material, not only in absolute terms but, more importantly, in relation to the overall scope of the operations of a small company. Our relative inexperience with these requirements may increase the cost of compliance and may also increase the risk that we will fail to comply. Failure to comply with these requirements can have numerous adverse consequences including, but not limited to, our inability to file required periodic reports on a timely basis, loss of market confidence, delisting of our securities and/or governmental or private actions against us. We cannot assure you that we will be able to comply with all of these requirements or that the cost of such compliance will not prove to be a substantial competitive disadvantage vis-à-vis our privately held and larger public competitors.

 Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) could have a material adverse effect on our business and operating results.

If we fail to comply with the requirements of Section 404 of the Sarbanes-Oxley Act regarding internal control over financial reporting or to remedy any material weaknesses in our internal controls that we may identify, such failure could result in material misstatements in our financial statements, cause investors to lose confidence in our reported financial information and have a negative effect on the trading price of our common shares.

Pursuant to Section 404 of the Sarbanes-Oxley Act and current SEC regulations, we are required to prepare assessments regarding internal controls over financial reporting. In connection with our on-going assessment of the effectiveness of our internal control over financial reporting, we may discover “material weaknesses” in our internal controls as defined in standards established by the Public Company Accounting Oversight Board, or the PCAOB. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The PCAOB defines “significant deficiency” as a deficiency that results in more than a remote likelihood that a misstatement of the financial statements that is more than inconsequential will not be prevented or detected.

In the event that a material weakness is identified, we will employ qualified personnel and adopt and implement policies and procedures to address any material weaknesses that we identify. However, the process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company. We cannot assure you that the measures we will take will remediate any material weaknesses that we may identify or that we will implement and maintain adequate controls over our financial process and reporting in the future.

Any failure to complete our assessment of our internal control over financial reporting, to remediate any material weaknesses that we may identify or to implement new or improved controls, or difficulties encountered in their implementation, could harm our operating results, cause us to fail to meet our reporting obligations or result in material misstatements in our financial statements. Any such failure could also adversely affect the results of the periodic management evaluations of our internal controls and, in the case of a failure to remediate any material weaknesses that we may identify, would adversely affect the annual auditor attestation reports regarding the effectiveness of our internal control over financial reporting once we become required to provide such attestation reports under Section 404 of the Sarbanes-Oxley Act. Inadequate internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common shares.

The price at which you purchase our common shares may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you. The market price for our common shares is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history and lack of profits which could lead to wide fluctuations in our share price.

The market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our common shares are sporadically and thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative or “risky” investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time, including as to whether our common shares will sustain their current market prices, or as to what effect that the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.

Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

 Volatility in our common share price may subject us to securities litigation, thereby diverting our resources that may have a material effect on our profitability and results of operations.

As discussed in the preceding risk factors, the market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

Should we lose the services of our key executives, our financial condition and proposed expansion may be negatively impacted.

We depend on the continued contributions of our executive officers to work effectively as a team, to execute our business strategy and to manage our business. The loss of key personnel, or their failure to work effectively, could have a material adverse effect on our business, financial condition, and results of operations. Specifically, we rely on John Kenney Berscht our President and Chief Operating Executive Officer, our Chief Financial officer, Jeffrey Dunphy.  We do not maintain key man life insurance on John Kenney Berscht or Jeffrey Dunphy.   Should we lose either or both of their services and we are unable to replace their services with equally competent and experienced personnel, our operational goals and strategies may be adversely affected, which will negatively affect our potential revenues.

Nevada law and our articles of incorporation protect our directors from certain types of lawsuits, which could make it difficult for us to recover damages from them in the event of a lawsuit.

Nevada law provides that our directors will not be liable to our company or to our stockholders for monetary damages for all but certain types of conduct as directors. Our articles of incorporation require us to indemnify our directors and officers against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing stockholders from recovering damages against our directors caused by their negligence, poor judgment or other circumstances.

The indemnification provisions may require our company to use its assets to defend our directors and officers against claims, including claims arising out of their negligence, poor judgment, or other circumstances.

We have not identified any oil and gas reserves or resources and due to the speculative nature of oil and gas property exploration, there is substantial risk that no commercially exploitable oil and gas will be found and our business will fail.

Exploration for oil and gas is a speculative venture involving substantial risk. We cannot provide investors with any assurance that our claims and properties contain commercially exploitable reserves. The exploration work that we intend to conduct on our claims or properties may not result in the discovery of commercial quantities of uranium, gold or other oil and gas. Problems such as unusual and unexpected rock formations and other conditions are involved in oil and gas exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

We are an oil and gas exploration company with a limited operating history and expect to incur operating losses for the foreseeable future.

We are an oil and gas exploration company. We have never earned any revenues and we have never been profitable. Prior to completing exploration on our properties, we may incur increased operating expenses without realizing any revenues from those properties. There are numerous difficulties normally encountered by oil and gas exploration companies, and these companies experience a high rate of failure. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the oil and gas properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration and additional costs and expenses that may exceed current estimates. We have no history upon which to base any assumption as to the likelihood that our business will prove successful, and we can provide no assurance to investors that we will generate any operating revenues or ever achieve profitable operations.

Because of the speculative nature of oil and gas exploration, there is substantial risk that no commercially exploitable oil and gas will be found and our business will fail.

Exploration for oil and gas is a speculative venture involving substantial risk. We cannot provide investors with any assurance that our properties contain commercially exploitable reserves. The exploration work that we intend to conduct on our properties may not result in the discovery of commercial quantities of oil and gas. Problems such as unusual and unexpected formations and other conditions are involved in oil and gas exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

Because of the inherent dangers involved in oil and gas exploration, there is a risk that we may incur liability or damages as we conduct our business.

The search for oil and gas involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, and other hazards against which we cannot, or may elect not, to insure. We currently have no such insurance, but our management intends to periodically review the availability of commercially reasonable insurance coverage. If a hazard were to occur, the costs of rectifying the hazard may exceed our asset value and cause us to liquidate all our assets.

If we confirm commercial concentrations of oil and gas on our interests, we can provide no assurance that we will be able to successfully bring those interests into commercial production.

If our exploration programs are successful in confirming reserves of commercial value, we will require additional funds in order to place our interests into commercial production. This may occur for a number of reasons, including, because of regulatory or permitting difficulties, because we are unable to obtain any adequate funds or because we cannot obtain such funds on terms that we consider economically feasible.

As we undertake exploration of our interests, we will be subject to the compliance of government regulation that may increase the anticipated time and cost of our exploration program.

There are several governmental regulations that materially restrict the exploration of oil and gas. We will be subject to the oil and gas laws and regulations in force in the jurisdictions where our claims are located, and these laws and regulations may change over time. In order to comply with these regulations, we may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to land. While our planned budget for exploration programs includes a contingency for regulatory compliance, there is a risk that new regulations could increase our costs of doing business and prevent us from carrying out our exploration program, or that the budgeted amounts are inadequate.

Our Operations Are Subject To Strict Environmental Regulations, Which Result In Added Costs Of Operations And Operational Delays.

Our operations are subject to environmental regulations, which could result in additional costs and operational delays. All phases of our operations are subject to environmental regulation. Environmental legislation is evolving in some countries and jurisdictions in a manner that may require stricter standards, and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects, and a heightened degree of responsibility for companies and their officers, directors, and employees. There is no assurance that any future changes in environmental regulation will not negatively affect our projects.

We Have No Insurance For Environmental Problems.

Insurance against environmental risks, including potential liability for pollution or other hazards as a result of the disposal of waste products occurring from exploration and production, has not been available generally in the oil and gas industry. We have no insurance coverage for most environmental risks. In the event of a problem, the payment of environmental liabilities and costs would reduce the funds available to us for future operations. If we are unable to fund fully the cost of remedying an environmental problem, we might be required to enter into an interim compliance measure pending completion of the required remedy.

Due to external market factors in the oil and gas, we may not be able to market any oil and gas that may be found.

The oil and gas industry, in general, is intensely competitive. Even if commercial quantities of oil and gas are discovered and produced, we can provide no assurance to investors that a ready market will exist for the sale of the oil and gas. Numerous factors beyond our control may affect the marketability of any substances discovered. These factors include market fluctuations, the proximity and capacity of markets and processing equipment, and government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting and environmental protection. The exact effect of these factors cannot be accurately predicted, but any combination of these factors may result in our not receiving an adequate return on invested capital.

Our performance may be subject to fluctuations in market prices of oil and gas

The profitability of an oil and gas exploration project could be significantly affected by changes in the market price of the relevant oil and gas. With respect to the market prices of oil and gas production and the willingness of third parties such as central banks to sell or lease oil and gas affects the supply of oil and gas. Demand for gold can also be influenced by economic conditions, attractiveness as an investment vehicle and the relative strength of the U.S. dollar and local investment currencies.   The aggregate effect of the factors affecting the prices of various oil and gas is impossible to predict with accuracy. Fluctuations in oil and gas prices may adversely affect the value of any oil and gas discoveries made on the properties with which we are involved, which may in turn affect the market price and liquidity of our common shares and our ability to pursue and implement our business plan.

Because we hold a significant portion of our cash reserves in Canadian dollars, we may experience losses due to foreign exchange translations.

We hold a significant portion of our cash reserves in Canadian dollars. Due to foreign exchange rate fluctuations, the value of these Canadian dollar reserves can result in both translation gains or losses in U.S. dollar terms. If there was to be a significant decline in the Canadian dollar versus the U.S. dollar, our U.S. dollar cash position would also significantly decline. We have not entered into derivative instruments to offset the impact of foreign exchange fluctuations. Such foreign exchange declines could cause us to experience losses.

SHOULD ONE OR MORE OF THE FOREGOING RISKS OR UNCERTAINTIES MATERIALIZE, OR SHOULD THE UNDERLYING ASSUMPTIONS PROVE INCORRECT, ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THOSE ANTICIPATED, BELIEVED, ESTIMATED, EXPECTED, INTENDED OR PLANNED.

USE OF PROCEEDS

The shares which may be sold under this prospectus will be sold for the respective accounts of each of the selling shareholders. Accordingly, we will not realize any proceeds from the sale of the shares, except that we will derive proceeds if all of the options to purchase common shares currently outstanding and options that may be issued in the future are exercised. If exercised, such proceeds will be available to us for working capital and general corporate purposes. No assurance can be given, however, as to when or if any or all of the options will be exercised. We will not receive any proceeds from the issuance and vesting of restricted shares under the Plan. All expenses of the registration of the shares will be paid for by us. See “Selling Shareholders” and “Plan of Distribution.”

SELLING SHAREHOLDERS

This prospectus relates to shares of common stock to be offered by the selling shareholders. The table below, including the footnotes, presents information regarding the selling shareholders and the shares of our common stock that the selling shareholder may offer and sell from time to time under this prospectus. Under Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), the selling shareholders may also offer and sell common stock issued to the selling shareholders as a result of, among other things, stock splits, stock dividends and other similar events that affect the number of common shares held by the selling shareholders. The inclusion in the table of the individuals named therein shall not be deemed to be an admission that such individual is an “affiliate” of the Company.

The following table sets forth, as of July 30, 2010, the name of the selling shareholders, the nature of their position, office, or other material relationship to the Company or its subsidiaries within the most recent past three years, and the number of shares of common stock they own. The table also sets forth the number of shares of common stock owned by the selling shareholders that are offered for sale by this prospectus and the number and percentage of shares of common stock to be held by such selling shareholder assuming the sale of all the shares offered hereby. The table and footnotes assume that the selling shareholders will sell all of such shares. However, because the selling shareholders may sell all or some their shares under this prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares the selling shareholders will sell that or that will be held by the selling shareholders after completion of any sales. We do not know how long the selling shareholders will hold the shares before selling them. Information concerning the selling shareholders may change from time to time and changed information will be presented in a supplement to this prospectus if and when necessary and required.

	Number of Shares of Common Stock Owned Prior to the Offering (1)	Number of Shares of Common Stock Which May Be Offered (1)(2)	Number of Shares of Common Stock Owned After the Offering (2)	Percentage of Outstanding Common Stock After the Offering
John Kenney Berscht Chief Executive Officer	3,500,000	3,500,000	0
Jeffrey Dunphy Chief Financial Officer	1,000,000	1,000,000	0
Edward Karasek Director	400,000	400,000	0
* Indicates less than one percent

(1) Represents shares beneficially owned by the named individual which have been granted under the 2010 Stock Option Plan of Blugrass Energy Inc, including shares that such individual has the right to acquire upon exercise of options granted under the listed plans, regardless of when such options vest.

(2) Does not constitute a commitment to sell any or all of the stated number of shares of common stock. The number of shares offered shall be determined from time to time by the selling shareholders at their sole discretion.

PLAN OF DISTRIBUTION

The Shares may be sold from time to time by the selling stockholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on one or more exchanges or in the over-the-counter market, or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The shares may be sold by one or more of the following, without limitation:

(1) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(2) purchases by a broker or dealer as principal and resale by such broker or dealer or for its account pursuant to the Resale Prospectus, as supplemented;

(3) an exchange distribution in accordance with the rules of such exchange; and

(4) ordinary brokerage transactions and transactions in which the broker solicits purchasers.

LIMITATION ON LIABILITY AND INDEMNIFICATION MATTERS

Nevada corporation law provides that:

• a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

• a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

• to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Our articles of incorporation require us to indemnify our directors and officers against all damages incurred in connection with our business to the fullest extent provided or allowed by law.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suite or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or

 (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

EXPERTS

The financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2009, which report is incorporated by reference in this prospectus and elsewhere in the registration statement, have been audited by Larry O’Donnell CPA, an independent registered public accounting firm, to the extent and for the periods set forth in their reports and are included in reliance upon such report given upon the authority of said firms as experts in auditing and accounting.

LEGAL MATTERS

William McDonald Esq. has passed upon the validity of the Common Stock being offered hereby.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus the information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information may include documents filed after the date of this prospectus which update and supersede the information you read in this prospectus. We incorporate by reference the following documents listed below, except to the extent information in those documents is different from the information contained in this prospectus, and all future documents filed with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, until we terminate the offering of these shares:

1. Our Annual Report on Form 10-K filed on October 13, 2009;

2. Our Quarterly Reports on Form 10-Q and 10-Q/A filed on May 25, 2010, February 22, 2010 and November 16, 2009; and

3. The description of our Company's common stock contained in Amendment No.4 to the Company’s Registration Statement on Form SB-2, as filed with the Commission on September 5, 2006

All documents subsequently filed by the small business issuer pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

1. Our Annual Report on Form 10-K filed on October 13, 2009;

2. Our Quarterly Reports on Form 10-Q and 10-Q/A filed on May 25, 2010, February 22, 2010 and November 16, 2009;  and

3. The description of our Company's common stock contained in Amendment No.4 to the Company’s Registration Statement on Form SB-2, as filed with the Commission on September 5, 2006

All documents subsequently filed by the small business issuer pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable; see Item 3 above.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

The legality of the shares of common stock registered under the prior Registration Statement on Form S-8 were passed on for the small business issuer by William McDonald, Esq., the small business issuer's legal counsel.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Nevada corporation law provides that:

- a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

- a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

- to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suite or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in said Act and will be governed by the final adjudication of such issue.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable.

ITEM 8. EXHIBITS.

4.1  2010 Stock Option Plan of Blugrass Energy Inc.*

5.1  Opinion of William McDonald, Esq. *

23.1 Consent of William McDonald, Esq. *

23.2 Consent of Larry O’Donnell CPA*.

* Incorporated by reference to the Company’s filing on Form S-8, dated , 2010

ITEM 9. UNDERTAKINGS.

1.  Item 512(a) of Regulation S-K. The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and,

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.  Item 512(b) of Regulation S-K. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.  Item 512(h) of Regulation S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the small business issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

BLUGRASS ENERGY INC.

Dated:  July 30, 2010

By John Kenney Berscht

John Kenney Berscht Principal Executive Officer and Director

July 30, 2010

By: Jeffrey Dunphy

Jeffrey Dunphy

Chief Financial Officer and Director

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons in the capacities and on the dates indicated.

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John Kenney Berscht and Jeffrey Dunphy his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ John Kenney Berscht John Kenney Berscht	Director	July 30, 2010

/s/ Jeffrey Dunphy Jeffrey Dunphy /s/Edward Karasek Edward Karasek	Director Director	July 30, 2010 July 30, 2010